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                                                                   Exhibit 10(h)

                               HARRIS CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                     ARTICLE I - PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The Harris Corporation Supplemental Executive Retirement Plan (the "SERP") is intended to provide deferred compensation for a "select group of management or highly compensated employees" as defined in section 201(2) of ERISA. In particular, the SERP is intended to provide participants in the Harris Corporation Retirement Plan (the "Retirement Plan") with contributions that would have been made on their behalf, but for the limitations of sections 401(a)(17), 401(k)(3), 402(g) and 415 of the Code.

1.2 Effective Date. The SERP, as amended herein, is effective as of July 1, 1996.

                            ARTICLE II - DEFINITIONS

Each term used in this Plan shall have the definition given to it in the Retirement Plan, unless otherwise specifically provided herein.

2.1 Account - means the account established under section 5.1 for each Participant.

2.2 Code - means the Internal Revenue Code of 1986, as amended from time to time.

2.3 Committee - means the Corporation Committee, the members of which shall be appointed in the exercise of discretion of the Retirement Plan Investment Committee of the Board of Directors of the Corporation.

2.4  Corporation - means Harris Corporation.

2.5 ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.6 Participant - means an individual who meets the requirements of sections 3.1 or 3.2 and, where applicable, enters into a salary deferral agreement pursuant to Article IV.

2.7 Retirement Plan - means the Harris Corporation Retirement Plan, as amended from time to time.

2.8 SERP - means the Harris Corporation Supplemental Executive Retirement Plan, as amended from time to time.

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         ARTICLE III - PARTICIPATION

3.1 Continued Participation. Any individual who is a participant in the Harris Corporation Supplemental Executive Retirement Plan as of June 30, 1996 shall continue to participate in this SERP.

3.2 General Participation. The following shall be eligible to participate: Any employee who receives compensation for a Plan Year from the Corporation of at least $120,000 (as indexed for inflation in a manner to be determined in the sole discretion of the Committee) and (a) for whom contributions under the Retirement Plan are reduced as a result of sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, or (b) who is designated by the Committee as a Participant.

                           ARTICLE IV - CONTRIBUTIONS

4.1 In General. (a) Subject to the provisions of subsection 4.2, whenever contributions to the Retirement Plan on behalf of a Participant are reduced pursuant to sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, the amount of the reduction shall be credited to the Participant's Account.

         (b) For any Plan Year during which a Participant is not a participant in the Retirement Plan and has filed a Salary Deferral Agreement under Section 4.3, contributions shall be made to the SERP in an amount equal to the Profit-Sharing Contribution that he would have received under Section 3.2 of the Retirement Plan had he been a participant in the Retirement Plan (without regard to sections 401(a)(17), 401(k), 402(g) and 415 of the Code) and any other contributions attributable to his salary deferral agreement under Section 4.3 of this SERP, had it been made under Section 3.7 of the Retirement Plan (without regard to sections 401(a)(17), 401(k), 402(g) and 415 of the Code).

4.2 Salary Deferral Agreement by Retirement Plan Participant. Pre-Tax Contributions and Matching Pre-Tax Contributions under the Retirement Plan that are reduced pursuant to sections 401(a)(17), 401(k)(3, 402(g) or 415 of the Code shall be credited to the Participant's Account only if he or she timely enters into a deferral election on the form and in the manner prescribed by the Committee.

4.3 Salary Deferral Agreement by Non-Retirement Plan Participant. A Participant who is not a participant in the Retirement Plan may enter into a salary deferral agreement, electing to defer into the SERP a percentage of his or her Compensation, in one percent increments up to 12 percent, without regard to any limitation under section 401(a)(17) of the Code. The salary deferral agreement shall be made on the form and in the manner prescribed by the Committee.

         A Participant described in this Section 4.3 may increase or decrease the deferral percentage for a subsequent Plan Year by filing a new deferral election prior to the first day of the Plan Year to which the new deferral election applies. Any deferral election made by the Participant will remain in effect for subsequent Plan Years unless the Participant timely files a new deferral election.

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4.4 Special Award Amounts. The Corporation, in its sole discretion, may make additional special award contributions on behalf of some or all Participants.

4.5 Transferred Accounts. A Participant's Account under this SERP may include amounts transferred directly from a prior employer's nonqualified deferred compensation plan, subject to the sole discretion of the Committee, and shall be held, managed and distributed under the terms of this SERP; provided, however, that such transferred amounts shall be fully vested at all times.

4.6 Individual Arrangements. A Participant's Account under this SERP may include additional amounts of salary deferrals pursuant to a written individual deferred compensation agreement between the Corporation and the Participant, subject to the sole discretion of the Committee. Such arrangements must be memorialized in a writing signed before the Participant performs the services for which the compensation is to be deferred. Such amounts shall be held, managed and distributed under the terms of this SERP; provided, however, that such amounts shall be fully vested at all times.

                      ARTICLE V - ACCOUNTS AND INVESTMENTS

5.1 Establishment of Accounts. The Account established for each Participant shall be credited with contributions, then adjusted for earnings, losses, expenses and distributions as provided herein at least annually or more frequently as determined by the Committee.

5.2 Investments. Amounts credited to the Account of a Participant shall be deemed to be invested pursuant to the Participant's investment election under the Retirement Plan. If a Participant's investment election under the Retirement Plan directs that a portion of additions to his or her account under the Retirement Plan is invested in Harris Stock, earnings and losses for a corresponding portion of additions to the Participant's SERP Account shall reflect the performance of Harris Stock; however, the Participant's SERP Account is not required to be invested in Harris Stock and the Participant shall have no right to a distribution of his or her Account in the form of Harris Stock. If a Participant who is also a participant in the Retirement Plan has no investment election in effect under the Retirement Plan, such Participant's Account shall be deemed to be invested in the Balanced Fund. If a Participant is not a participant in the Retirement Plan, the Participant may file an investment election under the SERP, directing the deemed investment of his Account in conformity with the terms of the Retirement Plan, except that such Participant may not direct the investment of his SERP Account to reflect performance of Harris Stock.

                     ARTICLE VI - VESTING AND DISTRIBUTIONS

6.1 Vesting. Contributions shall have the character that they would have had if they been made to the Retirement Plan and shall become vested in accordance with the terms of the Retirement Plan.

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6.2 Time of Payment. A Participant shall begin to receive payment of benefits on the attainment of age 55 or termination of employment, if later; provided, however, that if a Participant makes an election under section 6.3(a), benefits shall not commence earlier than 30 days after the date the election is filed with the Committee.

6.3 Form of Payment. (a) A Participant who has attained age 60 by June 30, 1994, or who has not participated in the Retirement Plan may elect the form in which benefits shall be paid by filing an election with the Committee on the form and in the manner prescribed by the Committee. A Participant who has not attained age 60 by June 30, 1994 may elect the form in which benefits shall be paid by filing an election with the Committee on the form and in the manner prescribed by the Committee when he or she becomes a Participant. An election period shall be provided for each Participant during the period commencing on the 90th day and ending on the 30th day preceding such Participant's retirement date. During this period, a Participant may elect the form in which benefits shall be paid or may change a prior election. All elections shall become irrevocable on the 30th day preceding a Participant's retirement date.

         (b) Except as provided in 6.3(c), a Participant who has not filed an election under section 6.3(a) shall receive benefits either (i) at the same time and in the same manner that benefits are paid under the Retirement Plan; or (ii) if such Participant has not participated in the Retirement Plan, in annual installments over ten years. A Participant who makes an election under section 6.3(a) may elect to receive benefits in the following forms:

         (1) Except as provided in section 6.3(c), payment of benefits at the same time and in the same manner that benefits are paid under the Retirement Plan;

         (2) Payment of benefits in annual installments over a five year period; or

         (3)  Payment of benefits in annual installments over a ten year period.

         (c) If a Participant elects payment of benefits at the same time and in the same manner that benefits are paid under the Retirement Plan or if benefits will be paid in such manner because a Participant has not filed an election under section 6.3(a), and:

         (1) after separating from service, elects to have a substantial amount, as determined in the sole discretion of the Committee, of his or her benefits under the Retirement Plan paid as a direct distribution to the Participant, the balance of the Participant's Account under this SERP shall be paid in a lump sum; or

         (2) after separating from service, elects to have a substantial amount, as determined in the sole discretion of the Committee, of his or her benefit under the Retirement Plan paid as a direct rollover under section 401(a)(31) of the Code, the balance of the Participant's Account under this SERP shall be paid in annual installments over a period of ten years.

         (d) Notwithstanding any provision in this SERP to the contrary, if a Participant's vested interest in his Account is a de minimis amount, as determined by the Committee, it shall be paid to the Participant in a lump sum as soon as reasonably practicable upon entitlement to a distribution.

6.4 Death. Any amounts credited to the Participant's Account at death shall be paid to the Participant's beneficiary, determined under section 6.5 below, in the same manner that they would have been paid to the Participant.

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6.5 Designation of Beneficiary. Each Participant may designate a beneficiary to receive any benefits payable as a result of the Participant's death. The beneficiary designation shall be effective only if it is made on the form and in the manner prescribed by the Committee. A beneficiary designation may be revoked or changed by the Participant at any time by filing a new form with the Committee. Absent a valid beneficiary designation hereunder, the Participant's beneficiary shall be determined under the terms of the Retirement Plan.

6.6 Financial Hardship. All or a portion of any amounts credited to the Participant's Account may be immediately paid to the Participant if the Participant incurs a financial hardship, as determined in the sole discretion of the Committee.

6.7 Payment on Incapacity. In the event the Committee determines that any person to whom a distribution is to be made is unable to care for his or her affairs by reason of illness or other dis ability, any amount distributable to such person hereunder may be paid to such other person deemed by the Committee, in its sole discretion, to be responsible for such person (unless prior claim thereto has been made by a duly qualified guardian or other legal representative). Any such payment made under this section 6.7 shall constitute a complete discharge of any liability under this Plan.

6.8 Overpayments. In the event the benefits actually paid with respect to a Participant exceed the benefits to which he or she is entitled under the terms of this Plan, future benefits shall be reduced in any manner which the Committee, in its sole discretion, deems equitable.

6.9 Withholding for Taxes. The Corporation shall have the right to deduct any Federal, state or local income, employment, or other taxes required by law to be withheld with respect to any benefits payable under this SERP, and to withhold such amounts from any payment otherwise due the Participant (or beneficiary).

                          ARTICLE VII - ADMINISTRATION

7.1  Committee.  This Plan shall be administered by the Committee.

7.2 Authority of Committee. The Committee shall, in its sole and absolute discretion, have the complete authority to interpret this SERP, to adopt rules for carrying out the purposes of this SERP and to make all other determinations necessary or advisable for the administration of this SERP. To the extent practicable, the Committee shall conform the administration of this SERP to the provisions of the Retirement Plan. Any decision or interpretation of any provision of this SERP made by the Committee, the Corporation, or their delegates, shall be final and conclusive, and shall be binding on all Participants (and their beneficiaries). A Participant who is a member of the Committee may participate in a decision of the Committee that may affect his or her rights or obligations under this SERP only if the decision does not require a vote of the Committee.

7.3 Delegation of Authority. The Committee may delegate any of its administrative powers or duties with respect to this SERP to any person or committee designated by it and may employ such attorneys, agents, and advisors as it may deem necessary or advisable to assist it in carrying out its duties hereunder.

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7.4 Liability of Committee. No member of the Committee and no individual to whom the Committee has delegated authority to administer this SERP shall be liable for any action or failure to act under this SERP, except where such action or failure to act was due to gross negligence or fraud.

                        ARTICLE VIII - GENERAL PROVISIONS

8.1 Amendment and Termination. The Corporation may amend or terminate this Plan at any time, in whole or in part. Amendments will normally be initiated by the Committee, approved by upper management of the Corporation, then adopted by resolution of the Retirement Plan Investment Committee of the Board of Directors.

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8.2 Anti-Alienation. A Participant's rights and interest under this SERP may not be assigned or transferred except by will or the laws of descent or distribution. Any other purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this SERP shall not be permitted or recognized.

8.3 Funding. The Corporation may, but is not required to, establish a trust to fund the benefits under this SERP, provided that the assets in such trust are subject to the claims of the Corporation's general creditors in the event of insolvency. To the extent benefits are not funded by a trust, a Participant (and beneficiary) shall have no interest in any fund or specific asset of the Corporation, and the rights of a Participant (and beneficiary) to any benefits under this SERP shall be solely those of an unsecured creditor of the Corporation.

8.4 Separability. If any provision of this SERP is found unlawful by any court having proper jurisdiction, such provision shall be construed by such court to most nearly reflect the Corporation's original intent in adopting this SERP, consistent with applicable law.

 8.5 Not a Contract of Employment. This SERP shall not constitute a contract of continuing employment or in any manner obligate the Corporation to continue or discontinue the service of an employee.

8.6 Construction of SERP. This SERP shall be construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, Harris Corporation does hereby adopt this SERP, as amended, effective July 1, 1996.

Date:  6/28/96                           By: /s/ D.S. Wasserman
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